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                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OM Group, Inc. for the registration of 1,750,000 shares of its common stock and to the use of our report dated February 3, 1998, with respect to the consolidated financial statements of OM Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
May 20, 1998